Exhibit 3.2

BYLAWS

OF

FIRST NORTHWEST BANCORP

ARTICLE I

Principal Office

SECTION 1.         Principal Office. The principal office and place of business of the corporation in the state of Washington shall be located in the City of Port Angeles, Clallam County.

SECTION 2.         Other Offices. The corporation may have such other offices as the Board of Directors (the "Board") may designate or the business of the corporation may require from time to time.

ARTICLE II

Shareholders

SECTION 1.         Place of Meetings. All annual and special meetings of the shareholders shall be held at the principal office of the corporation or at such other place within or outside the State of Washington as the Board may determine. The Board may, in its sole discretion, determine that shareholder meetings shall not be held at any place, but may instead by held solely by means of remote communication in accordance with Section 23B.07.080 of the Revised Code of Washington. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, to the extent authorized by Section 24.03A.485 of the Revised Code of Washington, by means of remote communication (i) participate in a meeting of shareholders, and (ii) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 2.         Annual Meeting. A meeting of the shareholders of the corporation for the election of Directors and for the transaction of any other business of the corporation as may properly be brought before the meeting shall be held at a date and time as the Board may determine. Nominations for the election of Directors and proposals for any new business to be taken up at any annual meeting of shareholders by any shareholder of the corporation may be made only in accordance with the procedures set out in the Amended and Restated Articles of Incorporation. In addition, a shareholder nominating one or more candidates for Director must follow the requirements of Rule 14a-19 under the Securities Exchange Act of 1934. The Meeting Chair (as defined below) of the annual meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the requirements set forth in the Amended and Restated Articles of Incorporation and/or Rule 14a-19, and, if the Meeting Chair should so determine, the defective nomination or proposal shall be disregarded.

SECTION 3.         Special Meetings. Special meetings of the shareholders for any purpose or purposes shall be called in accordance with the procedures set forth in the Amended and Restated Articles of Incorporation. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of the shareholders.

SECTION 4.         Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules prescribed by the person designated to preside at the meeting (the “Meeting Chair”), unless otherwise prescribed by these Bylaws. The Board shall designate a Meeting Chair for such meetings, who shall be the Chairperson of the Board, the Vice-Chairperson, or the President, when present.

First Northwest Bancorp Bylaws	Page 1 of 10	Amended: March 10, 2026

SECTION 5.         Notice of Meeting. Notice in writing or by electronic transmission, in either case in accordance with Section 23B.01.410 of the Revised Code of Washington, stating the place, date and time of the meeting and, in the case of a special meeting of shareholders, a description of the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the Chairperson of the Board, the Vice-Chairperson, the President, or the Secretary calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that notice of a shareholders meeting to act on an amendment to the Amended and Restated Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to Section 23B.12.020 of the Revised Code of Washington or any successor statutory provision, or the dissolution of the corporation, shall be given no fewer than 20 nor more than 60 days before the meeting date. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. When any shareholders' meeting, either annual or special, is adjourned for 120 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the date, time and place of any meeting adjourned for less than 120 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6.         Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 70 days, and in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which the first notice of the meeting is delivered or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of the meeting, unless the Board fixes a new record date, which it must do if the meeting is adjourned more than 120 days after the date is fixed for the original meeting.

SECTION 7.         Voting Lists. At least 10 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This list of shareholders shall be kept on file at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held and shall be subject to inspection by any shareholder, the shareholder’s agent or the shareholder’s attorney at any time during regular business hours and at the shareholder’s expense, for a period of 10 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, the shareholder’s agent or the shareholder’s attorney at any time during the meeting or any adjournment. The original stock transfer book shall be prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Bylaw shall not affect the validity of any action taken at the meeting.

SECTION 8.         Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is present or represented at a meeting, a majority of those present or represented may transact any business which comes before the meeting, unless a greater percentage is required by law, the Amended and Restated Articles of Incorporation, or these Bylaws. If less than a quorum of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting in accordance with the original meeting notice.

First Northwest Bancorp Bylaws	Page 2 of 10	Amended: March 10, 2026

SECTION 9.         Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by a duly authorized attorney in fact or by any other means of voting by proxy permitted under the Washington Business Corporation Act (or any successor law), including, without limitation, via electronic transmission. Proxies solicited on behalf of management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Directors then in office or by a committee of the Board appointed in accordance with Article IV, Section 1. All proxies shall be filed with the Secretary of the corporation before or at the commencement of meetings. An appointment of a proxy is valid for eleven months unless a longer period is expressly provided in the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment indicates that it is irrevocable and the appointment is coupled with an interest.

SECTION 10.         Voting. Except as otherwise provided in the Amended and Restated Articles of Incorporation or by law, each outstanding share of capital stock of the corporation shall be entitled to one vote on each matter voted on at a shareholders' meeting. Unless otherwise provided in the Amended and Restated Articles of Incorporation, law, or these Bylaws, if a quorum exists, any action, other than the election of Directors, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the group opposing the action. In any election of Directors the candidates elected are those receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of Directors to be elected by such shares.

SECTION 11.         Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder of the corporation, the corporation may accept the vote, consent, waiver or proxy appointment and give effect to it as the act of the shareholder if: (i) the shareholder is an entity and the name signed purports to be that of an officer, partner or agent of the entity; (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder; (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder; (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder; or (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners. The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the [Secretary][inspector] or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of its execution.

SECTION 12.         Action by Shareholders Without Meeting. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

SECTION 13.         Election Inspectors. One or more election inspectors shall be appointed by the Board to act at any meeting of shareholders and make a written report of the inspector’s determinations. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. An inspector may be an officer or employee of the corporation. If no inspector is able to act at a meeting, the Meeting Chair shall appoint one or more inspectors to act at the meeting. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders, the inspector or inspectors may consider such information as is permitted by applicable law. The inspectors shall: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting; (iii) determine the validity of proxies and ballots; (iv) count all votes; and (v) determine the result.

First Northwest Bancorp Bylaws	Page 3 of 10	Amended: March 10, 2026

ARTICLE III

Board of Directors

SECTION 1.         General Powers. All corporate powers shall be exercised by, or under authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board. The Board shall annually elect a Chairperson of the Board and a Vice-Chairperson from among its members and shall designate a person to preside at its meetings, who shall be either the Chairperson or the Vice-Chairperson, when present.

SECTION 2.         Chairperson and Vice-Chairperson.

(a)    Board Chairperson. The Chairperson of the Board shall be nominated and elected in accordance with the procedure described in this section. Prior to the annual organizational meeting of the Board, the Nominating and Corporate Governance Committee shall meet and prepare a report recommending a nominee or nominees for Chairperson to be submitted to the Board at said regular meeting. Other nominations may be made by the Directors in attendance at said meeting. The Chairperson shall be elected at the annual organizational meeting from among the nominees so designated. The term of office of the Chairperson shall be one (1) year (subject to the Chairperson’s earlier death, resignation, or removal from the position, which may be at any time, with or without cause, by resolution adopted by a majority of the Directors then in office), or until the Chairperson’s successor is elected and qualified.

(b)    Board Vice-Chairperson. The Vice-Chairperson of the Board shall be nominated and elected in accordance with the procedure described in this section. Prior to the annual organizational meeting of the Board, the Nominating and Corporate Governance Committee shall meet and prepare a report recommending a nominee or nominees for Vice-Chairperson to be submitted to the Board at said regular meeting. The then-current Chairperson may submit recommendations to the Nominating and Corporate Governance Committee for consideration. Other nominations may be made by the Directors in attendance at said meeting. Immediately following election of the Chairperson, the Vice-Chairperson shall be elected at the annual organizational meeting from among the nominees so designated. The term of office of the Vice-Chairperson shall be one (1) year (subject to the Vice-Chairperson’s earlier death, resignation, or removal from the position, which may be at any time, with or without cause, by resolution adopted by a majority of the Directors then in office), or until the Vice-Chairperson’s successor is elected and qualified.

The Vice-Chairperson shall communicate regularly with the Chairperson and the Chief Executive Officer of the corporation, so as to be fully apprised of the business of the corporation and adequately prepared to succeed to the duties of the Chairperson if events so require. The Vice-Chairperson shall perform all duties of the Chairperson in the event the office of Chairperson shall become vacant or if the Chairperson is absent or is unavailable to perform necessary duties of the office for more than 14 days due to disability or otherwise. The Vice-Chairperson shall continue to perform such duties and serve in all respects as Board Chairperson until such time as a new Chairperson is elected. The Vice-Chairperson shall perform such additional duties as may be requested by the Chairperson.

SECTION 3.         Number, Term and Election. Subject to the limitations on the number of Directors set forth in the Amended and Restated Articles of Incorporation, the number of Directors of the corporation shall be fixed from time to time exclusively by resolution adopted by the Board. Directors shall serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, subject to their earlier death, resignation or removal, in accordance with the provisions of the Amended and Restated Articles of Incorporation.

First Northwest Bancorp Bylaws	Page 4 of 10	Amended: March 10, 2026

SECTION 4.         Regular and Special Meetings. Regular meetings of the Board will be held on the dates and at the times and places determined by the Board. The annual organizational meeting of the Board shall be held immediately after the annual shareholders’ meeting or, if not held at that time, as soon as practicable thereafter.

Special meetings of the Board may be called by or at the request of the Chairperson, the President, or one-third of the Directors then in office. The persons authorized to call special meetings of the Board may fix any place, within or outside the State of Washington, as the place for holding any special meeting of the Board called by such persons.

Any or all Directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating can hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 5.         Notice of Special Meetings. Notice in writing or by electronic transmission, in either case in accordance with Section 23B.01.410 of the Revised Code of Washington, of the date, time and place of any special meeting shall be given to each Director at least two days prior thereto delivered personally, by electronic transmission (provided that the Director has consented to receive an electronically transmitted notice either (i) in the form of a record and has designated in the consent the address, location or system to which such notice may be electronically transmitted or (ii) by any other means permitted under Section 23B.01.410 of the Revised Code of Washington) or at least five days previous thereto delivered by mail at the address at which the Director is most likely to be reached. If mailed to the address at which the Director is most likely to be reached, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. Any Director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director at the beginning of the meeting, or promptly upon arrival at the meeting, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action approved at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

SECTION 6.         Quorum. A majority of the number of Directors fixed in accordance with Section 3 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

SECTION 7.         Manner of Acting. The act of the majority of the Directors present at a meeting or adjourned meeting at which a quorum is present shall be the act of the Board, unless a greater number is prescribed by law, the Amended and Restated Articles of Incorporation, or these Bylaws.

SECTION 8.         Action Without a Meeting. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if one or more consents describing the action so taken are executed by each Director either before or after the action becomes effective, and delivered to the corporation for inclusion in the minutes or filing with the corporate records, which consents are set forth either (i) in an executed record or (ii) if the corporation has designated an address, location, or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record.

First Northwest Bancorp Bylaws	Page 5 of 10	Amended: March 10, 2026

SECTION 9.         Resignation. Any Director may resign at any time by delivering notice in the form of an executed resignation to the Board, the Chairperson, the President or the Secretary. A notice of resignation is effective when the resignation is delivered unless the resignation specifies a later effective date, or an effective date determined upon the happening of an event or events.

SECTION 10.         Vacancies. Vacancies occurring in the Board may be filled only in accordance with the procedures set forth in the Amended and Restated Articles of Incorporation.

SECTION 11.         Compensation. The Directors will be entitled to receive such reasonable compensation for their services as Directors and as members of any committee appointed by the Board, as well as for attendance at meetings, as may be fixed by the Board, and may be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties.

ARTICLE IV

Committees of the Board of Directors

SECTION 1.         Appointment. The Board may create one or more committees, each consisting of two (2) or more Directors, to serve at the pleasure of the Board. All committee members are to be appointed by the Board. Among the committees created by the Board, one shall be the Executive Committee, consisting of at least three (3) Directors, which shall have such authority as may be delegated to it by the Board, subject to applicable law.

SECTION 2.         Authority. Any committee created by the Board shall have all the authority of the Board, except to the extent, if any, that such authority shall be limited by the Board; and except also that no committee shall have the authority of the Board to: approve a distribution except according to a general formula or method prescribed by the Board; approve or propose to shareholders a corporate action that the Washington Business Corporation Act (or any successor law) requires be approved by shareholders; fill vacancies on the Board or on any of its committees; amend the corporation’s Amended and Restated Articles of Incorporation in a manner that does not require shareholder approval; adopt, amend, or repeal these Bylaws; approve a plan of merger not requiring shareholder approval; or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board.

SECTION 3.         Tenure. Subject to the provisions of Section 8 of this Article IV, each member of a committee shall hold office until a successor shall have been appointed by the Board or until death, resignation or removal in the manner hereinafter provided.

SECTION 4.         Meetings. Unless the Board shall otherwise provide, regular meetings of any committee shall be at such times and places as are determined by the Board, or by any such committee. Special meetings of any such committee may be held at the principal executive office of the corporation, or at any place which has been designated from time to time by resolution of such committee or by consent of all members thereof, and may be called by any member thereof upon notice stating the place, date, and hour of the meeting, which notice shall be given in the manner provided for the giving of notice to Directors of the time and place of special meetings of the Board in Article III, Section 4, or waived in the manner provided in Article III, Section 5.

Any or all members of a committee may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all members participating can hear each other during the meeting. A committee member participating in a meeting by this means is deemed to be present in person at the meeting.

First Northwest Bancorp Bylaws	Page 6 of 10	Amended: March 10, 2026

SECTION 5.         Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of any business at a meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 6.         Action Without a Meeting. Any action required or permitted to be taken by any committee at a meeting may be taken without a meeting if one or more consents setting forth the action so taken are executed by each member of the committee either before or after the action becomes effective, and delivered to the corporation for inclusion in the minutes or filing with the corporate records, each of which consent is set forth either (i) in an executed record or (ii) if the corporation has designated an address, location, or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record.

SECTION 7.          Vacancies. Any vacancy in a committee may be filled as soon as practicable by the Board.

SECTION 8.         Resignations and Removal. Any member of a committee may be removed from that position at any time with or without cause by resolution adopted by a majority of the Directors then in office. Any member of a committee may resign from the committee at any time by delivering notice in the form of an executed resignation to the Board, the Chairperson of the Board, the President or the Secretary. A notice of resignation is effective when the resignation is delivered unless the resignation specifies a later effective date, or an effective date determined upon the happening of an event or events.

SECTION 9.         Procedure. Unless the Board otherwise provides, each committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws or with any charter adopted by the Board for the committee. The committee shall keep regular minutes of its proceedings and, upon request of the Board, report the same to the Board for its information.

ARTICLE V

Officers

SECTION 1.         Positions. The officers of the corporation shall include a President, one or more vice presidents, a Secretary and a Treasurer, each of whom shall be appointed by the Board. The Board may also designate the Chairperson of the Board as an officer. The President shall be the Chief Executive Officer unless the Board determines otherwise. The offices of the Secretary and Treasurer may be held by the same person and a vice president may also be either the Secretary or the Treasurer. The Board may designate one or more vice presidents as executive vice president or senior vice president. The Board may also elect or authorize the appointment of such other officers as the business of the corporation may require. The officers shall have such authority and perform such duties as the Board may from time to time authorize or determine. In the absence of action by the Board, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2.         Election and Term of Office. The officers of the corporation shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor shall have been duly elected and qualified or until death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board may authorize the corporation to enter into an employment contract with any officer in accordance with applicable law. Any officer of the corporation who also serves as a Director of the corporation, shall resign as a Director effective upon no longer serving as an officer of the corporation.

First Northwest Bancorp Bylaws	Page 7 of 10	Amended: March 10, 2026

SECTION 3.         Removal. Any officer may be removed by vote of two-thirds of the Board, whenever, in its judgment, the best interests of the corporation will be served by doing so. Removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person removed.

SECTION 4.         Vacancies. A vacancy in any office may be filled by the Board for the unexpired portion of the term.

SECTION 5.         Remuneration. The remuneration of the officers shall be fixed from time to time by the Board giving due regard to the recommendations of the President and no officer shall be prevented from receiving such remuneration by reason of also being a Director of the corporation.

ARTICLE VI

Contracts, Loans, Checks and Deposits

SECTION 1.          Contracts. Except as otherwise prescribed by these Bylaws with respect to certificates for shares, the Board may authorize any officer, employee, or agent of the corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

SECTION 2.          Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name, unless authorized by the Board. Such authority may be general or confined to specific instances.

SECTION 3.          Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness in the name of the corporation shall be signed by one or more officers, employees, or agents of the corporation in such manner as shall from time to time be determined by the Board.

SECTION 4.         Deposits. All funds of the corporation not otherwise employed shall be deposits from time to time to the credit of the corporation in any of its duly authorized depositories as the Board may select.

SECTION 5.         Contracts with Directors and Officers. To the fullest extent authorized by and in conformance with Washington law, the corporation may enter into contracts with and otherwise transact business as vendor, purchaser, or otherwise, with its Directors, officers, employees and shareholders and with corporations, associations, firms, and entities in which they are or may become interested as Directors, officers, shareholders, or otherwise, as freely as though such interest did not exist, except that no loans shall be made by the corporation secured by its shares, other than a loan made by the corporation to a tax-qualified employee stock ownership plan of the corporation or any of its affiliates. In the absence of fraud, the fact that any Director, officer, employee, shareholder, or any corporation, association, firm or other entity of which any Director, officer, employee or shareholder is interested, is in any way interested in any transaction or contract shall not make the transaction or contract void or voidable, or require the Director, officer, employee or shareholder to account to the corporation for any profits therefrom if the transaction or contract is or shall be authorized, ratified, or approved by (i) the vote of a majority of the Directors then in office excluding any interested Director or Directors, (ii) the written consent of the holders of a majority of the shares entitled to vote, or (iii) a general resolution approving the acts of the Directors and officers adopted at a shareholders meeting by vote of the holders of the majority of the shares entitled to vote. Nothing herein contained shall create or imply any liability in the circumstances above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner.

First Northwest Bancorp Bylaws	Page 8 of 10	Amended: March 10, 2026

SECTION 6.         Shares of Another Corporation. Shares of another corporation held by this corporation may be voted by the President or any vice president, or by proxy appointment form executed by either of them, unless the Board by resolution shall designate some other person to vote the shares.

ARTICLE VII

Shares of Capital Stock and Their Transfer

SECTION 1.          Certificates for Shares and Uncertificated Shares. Certificates representing shares of capital stock of the corporation shall be in such form as shall be determined by the Board and consistent with applicable law. Such certificates shall be signed by the Chief Executive Officer, if any, the President, any vice president or by any other officer of the corporation authorized by the Board, attested by the Secretary or an Assistant Secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for the like number of shares has been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe. Notwithstanding the foregoing, the Board may provide by resolution or resolutions that some or all of the shares of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by certificates until such certificate is surrendered to the corporation. In addition, notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the corporation signed by, or in the name of the corporation as set forth above, certifying the number of shares owned by such shareholder in the corporation.

SECTION 2.         Transfer of Shares. Stock of the corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the corporation or the transfer agent thereof. No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

SECTION 3.         Certification of Beneficial Ownership. The Board may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with such procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

First Northwest Bancorp Bylaws	Page 9 of 10	Amended: March 10, 2026

SECTION 4.         Lost Certificates. The Board may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or the owner’s legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

ARTICLE VIII

Fiscal Year

The fiscal year of the corporation shall end on the last day of December of each year.

ARTICLE IX

Dividends

Subject to the terms of the corporation's Amended and Restated Articles of Incorporation and the laws of the State of Washington, the Board may, from time to time, declare, and the corporation may pay, dividends upon its outstanding shares of capital stock.

ARTICLE X

Amendments

These Bylaws may be repealed, altered, amended or rescinded in accordance with the corporation’s Amended and Restated Articles of Incorporation.

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Amended the 10th day of March, 2026.

First Northwest Bancorp Bylaws	Page 10 of 10	Amended: March 10, 2026